Lugowy Associates

Chartered Accountants

Effort Square, Suite 306, 105 Main St. East

Tel (905) 322-4977 Fax (905) 528-5333

Hamilton, Ontario, Canada L8N 1G6

E-mail: DALCACPA@aol.com

January 23, 2004

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation I this Registration Statement on Form S-8 of our report dated April 30, 2003, appearing in Astris Energi Inc.’s Annual Report on Form 20-F of the year ended December 31, 2002. We also consent to the references to us under the heading “Legal Opinions and Experts” in said Form S-8.

Lugowy Associates

Chartered Accountants